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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF SPX CORPORATION

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
                      NAME OF SUBSIDIARY                             STATE OR         PERCENTAGE
                     AND NAME UNDER WHICH                          JURISDICTION          OWNED
                       IT DOES BUSINESS                          OF INCORPORATION    BY REGISTRANT
- --------------------------------------------------------------   ----------------    -------------
SPX Canada, Inc...............................................   Canada-Dominion          100%
SPX Australia Pty. Ltd........................................   Australia                100%
SPX Europe AG.................................................   Switzerland              100%
SPX U.K. Ltd..................................................   United Kingdom           100%
SPX Deutschland GmbH..........................................   Germany                  100%
SPX Italiana, S.R.L...........................................   Italy                    100%
Bear Automotive, S.A..........................................   Switzerland              100%
Bear France S.A...............................................   France                   100%
SPX Netherlands, B.V..........................................   The Netherlands          100%
Kent-Moore Do Brasil Industria & Commerce, Ltda...............   Brazil                   100%
Sealed Power Technologies (Europe) Limited Partnership........   Delaware                  70%
Sealed Power Technologies Limited Partnership.................   Delaware                  98%
Bear Automotive Equipment Leasing L.P.........................   Delaware                  75%
JATEK, Limited................................................   Japan                     50%
RSV Corporation...............................................   Japan                     50%
SPX Credit Corporation........................................   Delaware                 100%
SPX Iberica, S.A. ............................................   Spain                    100%
Lowener GmbH..................................................   Germany                  100%
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